UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2015

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, the Board of Directors of Response Biomedical Corp. (the “Company”) approved the following compensation changes, all of which are effective retroactive to May 19, 2015:

●	An increase in the annual base salary of Dr. Barbara R. Kinnaird, CEO of the Company, by $85,000 to $350,000;
●	An increase in the annual base salary of William J. Adams, CFO of the Company, by $60,000 to $325,000;
●	A decrease in the annual Chairman’s stipend of Lewis J. Shuster, Chairman of the Board, by $40,000 to $30,000;
●

Dr. Anthony F. Holler, M.D., the Company’s former interim CEO, will no longer receive compensation for his services as interim CEO but will receive additional Board compensation of $35,000 annually for the remainder of 2015 in consideration of his expected additional work in supporting the CEO transition.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: June 15, 2015